EXHIBIT 99.1

Innovation Pharmaceuticals Establishing European Subsidiary; CEO Increases Equity Stake in IPIX

BEVERLY, MA – January 31, 2019 (GLOBE NEWSWIRE) -- Innovation Pharmaceuticals (OTCQB:IPIX) (“the Company”), a clinical stage pharmaceutical company, today announces that the Company is establishing a wholly-owned European subsidiary for the purpose of the development of its drug candidates internationally. Management is pleased to report that, with the Holiday Season now over, discussions have resumed with potential pharmaceutical company partners, both overseas and domestic with a global presence. Licensing interest has been expressed in Brilacidin as a new drug candidate for Oral Mucositis and/or Inflammatory Bowel Disease.

The formation of a European subsidiary is an important milestone in the evolution of Innovation Pharmaceuticals, providing the Company with an enhanced capability to extend into multiple global markets. The subsidiary will serve as a key hub for strategic collaboration with European companies and medical communities in addition to providing cost-saving efficiencies and flexibility with respect to developing Brilacidin under European Medicines Agency standards.

Separately, Innovation Pharmaceuticals Chief Executive Officer Leo Ehrlich has exchanged $100,000 in debt owed to him by the Company to exercise options for IPIX Class B common stock.

“January has been a busy month for us at the corporate level and I look forward to continued progress throughout 2019,” commented Leo Ehrlich. “The European subsidiary will serve as an important bridge to international markets, where we are seeing particularly strong partnering interest in Brilacidin across multiple indications, recently reinforced by compelling clinical data from our Phase 2 trials for Inflammatory Bowel Diseases and Oral Mucositis. I feel the public markets have yet to fully appreciate the potential of our clinical assets. My swap of debt for Company stock demonstrates my strong belief in our pipeline and team.”

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About Innovation Pharmaceuticals

Innovation Pharmaceuticals Inc. (IPIX) is a clinical stage biopharmaceutical company developing a world-class portfolio of innovative therapies addressing multiple areas of unmet medical need, including inflammatory diseases, cancer, infectious disease, and dermatologic diseases. Brilacidin, a versatile compound with broad therapeutic potential, is in a new chemical class called defensin-mimetics. A Phase 2 trial of Brilacidin as an oral rinse for the prevention of Severe Oral Mucositis (SOM) in patients with Head and Neck Cancer, met its primary and secondary endpoints, including reducing the incidence of SOM. The Company plans to advance Brilacidin oral rinse into Phase 3 development, subject to available financial resources. Positive results were also observed in a Phase 2 Proof-of-Concept trial treating patients locally with Brilacidin for Ulcerative Proctitis/Ulcerative Proctosigmoiditis. A Phase 2b trial of Brilacidin showed a single intravenous dose of the drug delivered comparable outcomes to a seven-day dosing regimen of the FDA-approved blockbuster daptomycin in treating Acute Bacterial Skin and Skin Structure Infections. Kevetrin is a novel anti-cancer drug shown to modulate p53, often referred to as the “Guardian Angel Gene” due to its crucial role in controlling cell mutations, and has successfully completed a Phase 2 trial in ovarian cancer. More information is available on the Company website at www.IPharmInc.com.

Forward-Looking Statements: This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements concerning projected timelines for the initiation and completion of clinical trials, including planned Phase 3 trials of Brilacidin, our future drug development plans, other statements regarding future product developments, and markets, including with respect to specific indications, and any other statements which are other than statements of historical fact. These statements involve risks, uncertainties and assumptions that could cause the Company’s actual results and experience to differ materially from anticipated results and expectations expressed in these forward-looking statements. The Company has in some cases identified forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends,” “goal,” “potential,” “may,” “suggest,” and similar expressions. Among other factors that could cause actual results to differ materially from those expressed in forward-looking statements are the Company’s need for, and the availability of, substantial capital in the future to fund its operations and research and development; including the amount and timing of the sale of shares of common stock under securities purchase agreements; the fact that the Company’s compounds may not successfully complete pre-clinical or clinical testing, or be granted regulatory approval to be sold and marketed in the United States or elsewhere. A more complete description of these risk factors is included in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

INVESTOR AND MEDIA CONTACT

Innovation Pharmaceuticals Inc.

Leo Ehrlich

info@ipharminc.com

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